UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K/A

AMENDMENT NO. 1 TO
CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 1, 2016

APPLE HOSPITALITY REIT, INC.
(Exact Name of Registrant as Specified in Its Charter)

Virginia	001-37389	26-1379210
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

814 East Main Street, Richmond, Virginia	23219
(Address of principal executive offices)	(Zip Code)

(804) 344-8121
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Apple Hospitality REIT, Inc. (“Apple Hospitality”) hereby amends Item 9.01 of its Current Report on Form 8-K dated September 1, 2016 and filed (by the required date) on September 1, 2016 for the purpose of filing certain financial statements and information in accordance with Item 9.01(a) and (b).

Item 9.01. Financial Statements and Exhibits.

(a) Financial statements of businesses acquired

The audited consolidated financial statements of Apple REIT Ten, Inc. (“Apple Ten”) as of December 31, 2015 and 2014 and for each of the years in the three year period ended December 31, 2015 are included in Item 8 and Item 15(2) Schedule III of Apple Ten’s Annual Report on Form 10-K for the fiscal year ended December 31, 2015 filed with the Securities and Exchange Commission (“SEC”) on March 4, 2016, which is incorporated herein by reference. The unaudited consolidated financial statements of Apple Ten as of June 30, 2016 and for the three and six month periods ended June 30, 2016 and 2015 are included in Part I, Item 1 of its Quarterly Report on Form 10-Q for the quarter ended June 30, 2016 filed with the SEC on August 9, 2016, which is incorporated herein by reference.

(b) Pro forma financial information

The unaudited pro forma condensed consolidated financial statements of Apple Hospitality as of and for the six month period ended June 30, 2016 and for the year ended December 31, 2015, giving effect to the merger of Apple Ten into 34 Consolidated, Inc., a wholly-owned subsidiary of Apple Hospitality, are filed herewith as Exhibit 99.1 and incorporated into this Item 9.01(b) by reference.

(d) Exhibits

99.1	Unaudited pro forma condensed consolidated financial statements of Apple Hospitality as of and for the six month period ended June 30, 2016 and for the year ended December 31, 2015.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Apple Hospitality REIT, Inc.

By:	/s/ Justin G. Knight
Justin G. Knight
President and Chief Executive Officer

Date: November 15, 2016